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                                                                      EXHIBIT 21

1.01    Corporate Structure

The attached chart shows the CII Technologies corporate structure with one
                                                                  --------
exception.  Midtex is not a subsidiary, it is a division.
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            /TM/   CII Technologies Inc.                  Corporate
Worldwide Leader in High Performance Relay Technology       Chart


                          /TM/ CII Technologies Inc.

                                   Delaware



                            /TM/ Communications
                                 Instruments, Inc.

                            Fairview, North Carolina



         KILOVAC                                          MIDTEX
Santa Barbara, California                             El Paso, Texas




           FSC                                          ELECTROMECH

      Cayman Islands                                  Juarez, Mexico